SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 03/31/2004
FILE NUMBER 811-3826
SERIES NO.: 6

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A Shares                    16,609
         2.   Number of shares outstanding of a second class of open-end company shares
              Class B Shares                     5,171
              Class C Shares                     1,573
              Investor Class                    55,023
              Institutional Class               51,670
              Class K Shares                       835

74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                   $ 24.71
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                   $ 24.29
              Class C Shares                   $ 23.64
              Investor Class                   $ 24.49
              Institutional Class              $ 25.35
              Class K Shares                   $ 24.21